EXHIBIT 99.2

December 22, 2004
IMMEDIATE RELEASE: UPDATED
Contact: Melvin E. Meekins, Jr.
(410) 841-6925

Severn Bancorp, Inc. Announces Fourth Quarter Dividend

Severn Bancorp, Inc. (Nasdaq - SVBI) the parent company of Severn Savings Bank, FSB and Hyatt Commercial, today announced that its Board of Directors has declared a regular quarterly dividend of $.055 per share for the fourth quarter of 2004, and reflects the two-for-one stock split to be distributed on December 30, 2004. This dividend is payable on January 15, 2005 to shareholders of record as of the close of business on December 31, 2004.

Severn Bancorp, Inc. is the holding company for Severn Savings Bank, FSB and Hyatt Commercial. The Company is listed on the Nasdaq Small Cap Market under the symbol “SVBI”. With over $700 million in assets, Severn Savings Bank, FSB is a community bank focused on residential and commercial mortgage lending in Anne Arundel County and, to a lesser extent, in other parts of Maryland, Delaware and Northern Virginia. The bank has three branch locations, at 1917 West Street in Annapolis, 413 Crain Highway in Glen Burnie and 3083 Solomon’s Island Road in Edgewater. Severn’s website is www.severnbank.com.

For additional information or questions, please contact Melvin E. Meekins, Jr., Executive Vice President or S. Scott Kirkley, Senior Vice President, Severn Bancorp, Inc. 1919A West Street, Annapolis, Maryland 21401, 410-841-6925, e-mail: mmeekins@severn.hpwsb.com orskirkley @ severn.hpwsb. com.

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